CERTIFICATE OF TRUST

                                       OF

                             ORION CAPITAL TRUST II



                  The undersigned, being all the Administrative Trustees, the sole Delaware Trustee and the sole Property Trustee of Orion Capital Trust II, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. Ch. ss.ss. 3801 et seq., hereby certify as follows:

                  1. Name: The name of the business trust being created hereby is Orion Capital Trust II (the "Trust").

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows:

                           The Bank of New York (Delaware)
                           White Clay Center Route 273
                           Newark, Delaware  19711

                  3. Property Trustee. The name and business address of the Property Trustee of the Trust are as follows:

                           The Bank of New York
                           101 Barclay Street, Floor 21W
                           New York, New York  10286

                  4.  Effective  Date.  This   Certificate  of  Trust  shall  be
effective as of its filing.

                  IN   WITNESS   WHEREOF,   the   undersigned,   being  all  the
Administrative Trustees, the sole Delaware Trustee and the sole Property Trustee of the Trust, have executed this Certificate of Trust.

DATED: February 2, 1998
                                             THE    BANK   OF   NEW    YORK
                                             (DELAWARE)    Not    in    its
                                             individual capacity but solely
                                             as Delaware Trustee



                                             By:/s/Walter N. Gitlin

                                                 Name:Walter N. Gitlin
                                                 Title:Authorized Signatory

                                             THE BANK OF NEW YORK
                                             Not in its individual capacity
                                             but solely as Property Trustee

                                             By:/s/ Walter N. Gitlin
                                                 Name:Walter N. Gitlin
                                                 Title:Vice President

                                             /s/ Marston Becker
                                             W. Marston Becker, not in his
                                             individual capacity but solely in
                                             his capacity as Administrative
                                             Trustee


                                             /s/ Craig A. Nyman
                                             Craig A. Nyman, not in his
                                             individual capacity but solely in
                                             his capacity as Administrative
                                             Trustee


                                             /s/ Michael P. Maloney
                                             Michael P. Maloney, Esq., not in
                                             his individual capacity but solely
                                             in his capacity as Administrative
                                             Trustee